Exhibit 16.1

October 7, 2022

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re:	XpresSpa Group, Inc. Commission File Number 001-34785

Dear Sir or Madam:

We have read Item 4.01 of XpresSpa Group Inc.’s Form 8-K dated October 4, 2022, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

/s/ Friedman LLP

Friedman LLP

East Hanover, NJ